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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 20, 1999
                                -----------------
                        (Date of earliest event reported)

                          CAPTEC NET LEASE REALTY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                          1045281               38-3368333
(State of Other Jurisdiction     (Commission File No.)      (I.R.S. Employer
   of Incorporation)                                        Identification No.)

             24 FRANK LLOYD WRIGHT DRIVE, ANN ARBOR, MICHIGAN 48106
                    (Address of Principal Executive Offices)

                                 (734) 994-5505
                         (Registrant's Telephone Number)




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ITEM 5.   OTHER EVENTS.

          On December 20, 1999, Captec Net Lease Realty, Inc. (the "Company") executed an Omnibus Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Captec Acquisition, Inc., a Michigan corporation ("Acquisition"), Captec Financial Group, Inc., a Michigan corporation ("Financial Group") and Captec Net Lease Realty Advisors, Inc., a Delaware corporation ("Advisors"). The Merger Agreement provides for the merger of Acquisition with and into Financial Group and of Advisors with and into the Company (collectively, the "Merger"). Upon consummation of the Merger, Financial Group will be a wholly-owned subsidiary of the Company and the separate corporate existence of Advisors will terminate. Financial Group and Advisors are affiliates of the Company and the Board of Directors established a special committee of its board of directors (the "Special Committee") consisting entirely of all independent, disinterested directors to consider and negotiate the Merger. Acquisition is a wholly-owned subsidiary of the Company created for the sole purpose of effectuating the Merger.

          In consideration of the Merger, the Company will issue an aggregate 2,189,505 shares of its common stock, par value $.01 (the "Common Stock") to the common stockholders, the preferred stockholder, option holders and certain warrant holders of Financial Group and an aggregate 560,000 shares of the Common Stock to the stockholders of Advisors and will make an aggregate cash payment of approximately $2.5 million to holders of warrants to acquire shares of Financial Group common stock in consideration of the termination of those warrants. The common stockholders and option holders of Financial Group may earn up to an additional 2,000,000 shares of Common Stock based upon the consolidated performance of the Company in 2000 and 2001 (the "Earnout Shares") and a cash payment with respect to any such additional shares of Common Stock which may be issued. The Special Committee has received an opinion from its financial advisor, J.C. Bradford & Co., that the consideration to be paid by the Company in the Merger, including the Earnout Shares, is fair to the Company from a financial point of view.

          The Merger Agreement contains numerous customary and transaction specific representations, warranties, covenants and conditions to closing. Although the Delaware General Corporation Law does not require that the Merger be approved by stockholders of the Company, because the Merger is among affiliates and members of the Company's management and board of directors have interests which are in addition to, or differ from, those of the Company, the Merger Agreement provides that the Merger is subject to the affirmative vote of a majority of the shares of the Common Stock, excluding shares of the Common Stock owned by officers, directors or affiliates of the Company who or that are also officers, directors or affiliates of Financial Group or Advisors.

ITEM 7.   EXHIBITS.

EXHIBIT NO.

2 Omnibus Agreement and Plan of Merger, dated as of December 20, 1999, by and among Captec Net Lease Realty, Inc., Captec Acquisition, Inc., Captec Financial Group, Inc. and Captec Net Lease Realty Advisors, Inc. (without exhibits)

99        Press Release dated December 20, 1999.

FORWARD-LOOKING STATEMENTS

          This Form 8-K contains certain "forward-looking statements" which represent the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance and the




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Company's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this Form 8-K which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intent," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Company.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 1999

                           /s/ W. Ross Martin
                           ------------------------------
                           Captec Net Lease Realty, Inc.
                           W. Ross Martin
                           Executive Vice President and Chief Financial Officer